UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2005

Biogen Idec Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 Cambridge Center, Cambridge, Massachusetts		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
SIGNATURES

ITEM 8.01 Other Events.

     On March 2, 2005, Biogen Idec Inc., or the Company, William H. Rastetter, the Company’s Executive Chairman, and James C. Mullen, the Company’s Chief Executive Officer, were named as defendants in a purported class action lawsuit, captioned Brown v. Biogen Idec Inc., et al., filed in the United States District Court for the District of Massachusetts. The complaint alleges violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. The action is purportedly brought on behalf of all purchasers of the Company’s publicly-traded securities between February 18, 2004 and February 25, 2005. The plaintiff alleges that the defendants made materially false and misleading statements regarding potentially serious side effects of TYSABRI® (natalizumab) in order to gain accelerated approval from the United States Food and Drug Administration, or the FDA, for the product’s distribution and sale. The plaintiff alleges that these materially false and misleading statements harmed the purported class by artificially inflating the price of the Company’s stock during the purported class period and that Company insiders benefited personally from the inflated price by selling Company stock. The plaintiff seeks unspecified damages, as well as interest, cost and attorneys’ fees. A substantially similar action, captioned Grill v. Biogen Idec Inc., et al., was filed on March 10, 2005 in the same court by another purported class representative. The Company believes that the actions are without merit and intends to contest them vigorously.

     On March 4, 2005, a purported shareholder derivative action, captioned Halpern v. Rastetter, et al., was filed in the Court of Chancery for the State of Delaware, in New Castle County, on behalf of the Company, against the Company as nominal defendant, the Company’s Board of Directors and the Company’s former general counsel. The plaintiff derivatively claims breaches of fiduciary duty by the Board of Directors for inadequate oversight of the Company’s policies, practices, controls and assets, and for recklessly awarding executive bonuses despite alleged awareness of potentially serious side effects of TYSABRI and the potential for related harm to the Company’s financial position. The plaintiff also derivatively claims that the Company’s Executive Chairman, its former general counsel and a director misappropriated confidential Company information for personal profit by selling Company stock while in possession of material, non-public information regarding the potentially serious side effects of TYSABRI, and alleges that the Board of Directors did not ensure that appropriate policies were in place regarding the control of confidential information and personal trading in Company securities by officers and directors. The plaintiff seeks unspecified damages, profits, the return of all bonuses paid by the Company, costs and attorneys’ fees. A substantially similar action, captioned Golaine v. Rastetter, et al., was filed on March 14, 2005 in the same court. Neither of the plaintiffs made presuit demand on the Board of Directors prior to filing their respective actions. As required by applicable law, the Company and the Board of Directors are considering the derivative claims in the complaints and will respond in a time and manner consistent with applicable Delaware statutory and common law.

     On March 9, 2005, two additional purported shareholder derivative actions, captioned Carmona v. Mullen, et al. and Fink v. Mullen, et al., were brought in the Superior Court of the State of California, County of San Diego, on behalf of the Company, against the Company as nominal defendant, the Company’s Board of Directors and the Company’s chief financial officer.

The plaintiffs derivatively claim breach of fiduciary duties, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment against all defendants. The plaintiffs also derivatively claim insider selling in violation of California Corporations Code § 25402 and breach of fiduciary duty and misappropriation of information against certain defendants who sold Company securities during the period of February 18, 2004 to the date of the complaints. The plaintiffs allege that the defendants caused and/or allowed the Company to issue, and conspired, aided and abetted and acted in concert in concealing that the Company was issuing, false and misleading press releases about the safety of TYSABRI and its financial prospects which resulted in legal claims being asserted against the Company, irreparable harm to the Company’s corporate image, depression of the Company’s stock price and impairment of the Company’s ability to raise capital. The plaintiffs also allege that certain defendants sold personally owned shares of Company stock while in possession of material, undisclosed, adverse information. The plaintiffs seek unspecified damages, treble damages for the purported insider trading in violation of California Corporate Code § 25402, equitable relief including restriction of the defendants’ trading proceeds or other assets, restitution, disgorgement and costs, including attorneys’ fees and expenses. Neither of the plaintiffs made presuit demand on the Board of Directors prior to filing their respective actions. As required by applicable law, the Company and the Board of Directors are considering the derivative claims in the complaints and will respond in a time and manner consistent with applicable statutory and common law.

The Company’s Board of Directors has received letters, dated March 1 and 15, 2005, respectively, on behalf of purported owners of the Company’s securities purportedly constituting demands under Delaware law. A supplement to the March 1 letter was received on March 2, 2005. The letters generally allege that certain officers and directors of the Company breached their fiduciary duty to the Company by selling personally held shares of Company securities while in possession of material, non-public information about potential serious side effects of TYSABRI. The letters generally request that the Company’s Board of Directors take action on behalf of the Company to recover compensation and profits from the officers and directors, consider enhanced corporate governance controls related to the sales of securities by Company insiders, and pursue other such equitable relief, damages, and other remedies as may be appropriate. As required by applicable law, the Board of Directors is currently considering the letters and will respond in a time and manner consistent with Delaware law.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Anne Marie Cook
Anne Marie Cook
Acting General Counsel

Date: March 23, 2005